Exhibit 2.2

FIRST AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of March 10, 2008, by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“PMB LLC”), (iv) PMB SANTA CLARITA LLC, a California limited liability company (“Clarita LLC”), (v) PMB CHULA VISTA LLC, a California limited liability company (“Vista LLC”), (vi) LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP”), (vii) ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership (“Francis LP”), (viii) EDEN MEDICAL PLAZA LP, a California limited partnership (“Eden LP”), (ix) PMB BURBANK #1 LLC, a California limited liability company (“Burbank 1 LLC”), (x) SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company (“SG Valley LLC”), (xi) PMB GREEN VALLEY LLC, a Nevada limited liability company (“Green LLC”), (xii) THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC”), (xiii) THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company (“Terrace LLC”), (xiv) PMB HILLSBORO LLC, an Oregon limited liability company (“Hillsboro LLC”), (xv) PMB TORRANCE 1 LLC, a California limited liability company (“Torrance LLC”), (xvi) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), (xvii) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC”), (xviii) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC”), (xix) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC”), (xx) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”), and (xxi) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC” and, together with Clarita LLC, Vista LLC, Liliha LP, Francis LP, Eden LP, Burbank 1 LLC, SG Valley LLC, Green LLC, Washoe LLC, Terrace LLC, Hillsboro LLC, Torrance LLC, Burbank 2 LLC, Orange LLC, Mission LLC, Pomerado LLC and Pasadena LLC, the “Transferors”).

R E C I T A L S

A. NHP, PMB LLC and the Transferors entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

B. NHP, PMB LLC and the Transferors desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein and the Operating Partnership desires to become a party to the Contribution Agreement and to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

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A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, PMB LLC and the Transferors hereby agree as follows:

1.	AMENDMENTS.

1.1 Operating Partnership. In satisfaction of the parties’ obligation to enter into the First Amendment pursuant to Sections 4.3.2, 6.1.20 and 6.3.10 of the Contribution Agreement, (a) the Operating Partnership hereby (i) restates all representations and warranties made by the Transferee under the Contribution Agreement to the extent applicable to it and (ii) agrees to be bound by all obligations of the Operating Partnership and the Transferee under the Contribution Agreement, and (b) NHP hereby reaffirms its obligations under the Contribution Agreement jointly and severally with the Operating Partnership.

1.2 Property Questionnaires. The Contribution Agreement is hereby amended by deleting “prior to the Execution Date, each Existing Property Owner has delivered” from the second line of Section 4.1.2 thereof and inserting “on or before March 12, 2008, each Existing Property Owner shall deliver” in lieu thereof.

1.3 Transferee’s Termination Rights. The Contribution Agreement is hereby amended by inserting the following paragraphs after Section 4.1.4(c) thereof:

“(d) In addition to NHP’s rights of termination provided in this Section 4.1.4 above, NHP shall have until March 31, 2008 (the “Supplemental Burbank Due Diligence Date”) to obtain and review a Phase II environmental condition report with respect to the Property leased by Burbank 1 LLC (the “Burbank Phase II Report”). If NHP determines in its sole and absolute discretion that any information disclosed in the Burbank Phase II Report is not acceptable to NHP, then NHP shall have the right to terminate this Agreement with respect to the Property leased by Burbank 1 LLC by delivering written notice of such termination to Burbank 1 LLC and Escrow Agent on or before the Supplemental Burbank Due Diligence Date. In the event that NHP fails to deliver such notice in accordance with the terms of this Section 4.1.4(d) on or before the Supplemental Burbank Due Diligence Date, then NHP shall be deemed to have waived its right to terminate this Agreement with respect to the Property leased by Burbank 1 LLC pursuant to this Section 4.1.4(d) and shall proceed to Closing with respect to such Property in accordance with the terms hereof. In the event that NHP timely and properly delivers a written notice of termination of this Agreement with respect to such Property pursuant to this Section 4.1.4(d), then (i) the portion of this Agreement that relates to such Property shall automatically terminate and be of no further force or effect, (ii) the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company with respect to such Property, and (iii) no party shall have any further rights or obligations hereunder with respect to such Property, other than pursuant to any provision hereof which expressly survives the termination of this Agreement with respect to such Property.

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(e) In addition to NHP’s rights of termination provided in this Section 4.1.4 above, NHP shall have until March 18, 2008 (the “Supplemental Property Questionnaire Diligence Date”) to obtain and review the Property Questionnaires with respect to the Existing Properties (the “Existing Property Questionnaires”); provided, however, that if Transferee fails to receive all of the required Existing Property Questionnaires from the Existing Property Owners on or before March 12, 2008 in accordance with the terms of Section 4.1.2 hereof, then the Supplemental Property Questionnaire Diligence Date shall be extended by one (1) Business Day for each Business Day after March 12, 2008 that delivery of the Existing Property Questionnaires is delayed. If NHP determines in its sole and absolute discretion that any information disclosed in the Existing Property Questionnaires is not acceptable to NHP, then NHP shall have the right to terminate this Agreement with respect to all the Properties by delivering written notice of such termination to the Transferors and Escrow Agent on or before the Supplemental Property Questionnaire Diligence Date. In the event that NHP fails to deliver such notice in accordance with the terms of this Section 4.1.4(e) on or before the Supplemental Property Questionnaire Diligence Date, then NHP shall be deemed to have waived its right to terminate this Agreement with respect to the Properties pursuant to this Section 4.1.4(e) and shall proceed to Closing with respect to the Properties in accordance with the terms hereof. In the event that NHP timely and properly delivers a written notice of termination of this Agreement with respect to all the Properties pursuant to this Section 4.1.4(e), then (i) this Agreement shall automatically terminate and be of no further force or effect, (ii) the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company, and (iii) no party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.”

1.4 Existing Property Closing Date. The Contribution Agreement is hereby amended by deleting the first sentence of Section 7.1.1 thereof in its entirety and inserting the following in lieu thereof:

“Subject to the provisions of this Agreement, the Closing with respect to all of the Existing Properties shall take place concurrently on April 1, 2008 or such other date as the parties hereto may agree; provided, however, that (a) the Closing of the Contribution Transaction relating to the Properties leased by Washoe LLC, Terrace LLC and Hillsboro LLC shall take place on May 1, 2008, (b) the Closing of the Contribution Transaction relating to the Property leased by Liliha LP shall take place on June 1, 2008, and (c) the Closing of the Contribution Transaction relating to the Property owned by Vista LLC shall take place on November 1, 2008. Notwithstanding anything to the contrary contained in Sections 7.1.3, 7.5.1 and 16.18 hereof, to the extent that any of the dates specified in the preceding sentence fall on a Saturday, Sunday or legal

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holiday, the Closing shall take place on the next Business Day, provided that, for purposes of any and all adjustments and prorations hereunder, the Closing Date shall be deemed to have occurred on the dates specified in the preceding sentence.”

1.5 Cap Rate Adjustments. The Contribution Agreement is hereby amended by deleting Exhibit “B-2” attached thereto in its entirety and inserting Exhibit “B-2” attached hereto in lieu thereof.

1.6 Sample Cap Rate Adjustment Calculation. The Contribution Agreement is hereby amended by deleting Exhibit “B-3” attached thereto in its entirety and inserting Exhibit “B-3” attached hereto in lieu thereof.

1.7 Rent Rolls. The Contribution Agreement is hereby amended by deleting Exhibit “V-1” attached thereto in its entirety and inserting Exhibit “V-1” attached hereto in lieu thereof.

2.	MISCELLANEOUS PROVISIONS.

2.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

2.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

2.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

2.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

2.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP: NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Donald D. Bradley
Name: Donald D. Bradley Title: CIO & EVP

OPERATING PARTNERSHIP: NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC,
a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P.,
a Delaware limited partnership, its Sole Member

By:	NHP GP LLC,
a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc.
a Maryland corporation, its Sole Member

By:	/s/ Donald D. Bradley
Name: Donald D. Bradley Title: CIO & EVP

[Additional Signature Pages Follow]

Signature Page 1

PMB LLC: PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

TRANSFERORS: PMB SPE SANTA CLARITA LLC, a Delaware limited liability company

By:	PMB Santa Clarita LLC,
a California limited liability company, its Sole Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 2

PMB CHULA VISTA LLC, a California limited liability company

By:	PMB SPE Chula Vista, Inc.,
a Delaware corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

LILIHA PARTNERS L.P., a California limited partnership

By:	PMB SPE Honolulu, Inc.
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President

ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership

By:	PMB Lynwood, Inc.,
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 3

EDEN MEDICAL PLAZA LP, a California Limited Partnership

By:	PMB Castro Valley, Inc.,
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PMB BURBANK #1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 4

SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company

By:	PMB San Gabriel LLC,
a California limited liability company, its Managing Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PMB GREEN VALLEY LLC, a Nevada limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 5

THE PLAZA AT WASHOE, LLC, a Nevada limited liability company

By:	PMB Reno LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 6

PMB HILLSBORO LLC, an Oregon limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PMB TORRANCE 1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 7

PMB BURBANK #2 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC,
a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 8

PDP MISSION VIEJO LLC, a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC,
a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC,
a California limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

[Additional Signature Pages Follow]

Signature Page 9

PMB PASADENA LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Name: Mark Toothacre Title: President, PMB, Inc.

Signature Page 10

EXHIBIT “B-2”

CAP RATE ADJUSTMENT1

See attached.

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NOTE: The Net Operating Income calculations include a deduction for a general operating reserve equal to (A) Twenty Cents ($0.20) per rentable square foot of medical office building space for Existing Properties for which initial construction was completed within the five (5) year period ending on such Property's applicable Closing Date, or (B) Twenty-Five Cents ($0.25) per rentable square foot of medical office building space for Existing Properties for which initial construction was completed prior to the five (5) year period ending on such Property's applicable Closing Date.

B-2-1

	Valuation as of March 6, 2008
Property	Rentable Square Feet	First Yr NOI	NHP Going-in Cap Rate	Purchase Price Before Premium	Purchase Price With Premium
Closing in 2008
Santa Clarita Valley Medical Plaza	78,164	$2,235,788	5.85%	$38,218,598	$39,389,405
Sharp Rees-Stealy	67,000	1,429,155	6.50%	21,987,000	22,735,401
St. Francis Lynwood	54,246	1,208,290	6.50%	18,589,077	19,221,818
Eden Medical Plaza	19,070	486,590	6.50%	7,486,000	7,740,811
Burbank Medical Plaza	69,620	2,113,140	6.25%	33,810,240	34,916,821
San Gabriel Valley Medical Plaza	58,249	1,354,872	6.50%	20,844,185	21,553,686
Kenneth Watts Medical Office building	58,634	836,431	6.25%	13,382,896	13,820,907
Mission Hospital MOB & Parking Structure	136,732	5,605,990	6.00%	93,433,167	96,368,836
Pomerado Hospital Outpatient Services Pavilion	172,000	5,263,686	6.00%	87,728,100	90,484,516
Del E. Web Medical Plaza	84,666	1,626,033	6.50%	25,015,892	25,867,391
The Plaza at Washoe	91,937	1,375,472	6.50%	21,161,108	21,881,396
The Terrace at South Meadows	60,953	1,056,410	6.50%	16,252,462	16,805,668
Tuality 7th Avenue Medical Plaza	104,856	2,072,834	6.50%	31,889,754	32,975,227
Liliha Medical Plaza	92,650	1,975,071	7.25%	27,242,359	28,276,637

Total 2008	1,148,777	$28,639,762	6.27%	$457,040,837	$472,038,519

Closing in 2009
St. Joseph Medical Office Building & Parking Structure	93,772	3,398,676	6.00%	56,644,600	58,424,373
St. Joseph Medical Plaza & Cancer Center	125,970	5,035,378	6.00%	83,922,967	86,559,825

Total 2009	219,742	$8,434,054	6.00%	$140,567,567	$144,984,198

Closing in 2010
Huntington Memorial MOB & Parking Structure	183,652	6,092,666	6.00%	101,544,433	104,734,958
Mercy Gilbert Medical Plaza	63,973	1,462,848	6.15%	23,786,146	24,552,191

Total 2010	247,625	$7,555,514	6.03%	$125,330,580	$129,287,149
Total Portfolio Less Portfolio Premium	1,616,144	$44,629,330	6.17%	$722,938,983	$746,309,866
Total Portfolio with Portfolio Premium	1,616,144	$44,629,330	5.98%	$746,309,866
Portfolio Premium			0.19%	$23,370,883

B-2-2

EXHIBIT “B-3”

SAMPLE CAP RATE ADJUSTMENT CALCULATION

B-3-1

EXHIBIT “V-1”

RENT ROLL

V-1-1